Exhibit 99.1

Pivotal Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

•	Subscription revenue grows 50% year over year in 4Q19 and 55% year over year for FY19

•	Total revenue grows 27% year over year in 4Q19 and 29% year over year for FY19

•	Subscription customers increased 18% year over year to 377

•	Dollar-based net expansion rate of 149%

SAN FRANCISCO — March 14, 2019 – Pivotal Software, Inc. (NYSE: PVTL), a leading cloud-native platform provider, today reported results for the fourth quarter and full fiscal year 2019 ended February 1, 2019.

“Pivotal delivered a strong fourth quarter, wrapping up a successful initial year as a public company. Our unique combination of software and services is attracting new customers, and driving many of our existing customers to grow their investments with us,” said Rob Mee, CEO of Pivotal Software. “We are still in the early stages of this high-growth market. To capitalize on the digital transformation opportunity, we will continue to fuel innovation by investing in R&D, and at the same time, continue our relentless focus on satisfying customers as they move more mission-critical apps to our multi-cloud platform.”

Fourth Quarter Fiscal Year 2019 Financial Results
Revenue: Subscription revenue was $112.5 million, an increase of 50% year over year. Total revenue was $169.2 million, an increase of 27% year over year.

Operating Loss: GAAP operating loss was $42.0 million, or 25% of total revenue, compared to a loss of $45.2 million in Q4 of last year. Non-GAAP operating loss was $20.8 million, or 12% of total revenue, compared to a loss of $34.0 million in Q4 of last year.

Net Loss: GAAP net loss was $38.9 million, compared to a loss of $37.2 million in Q4 of last year. GAAP net loss per share was $0.15, compared to a loss of $0.54 in Q4 of last year. Non-GAAP net loss was $17.7 million, compared to a loss of $26.1 million in Q4 of last year. Non-GAAP net loss per share was $0.07, compared to a loss of $0.12 in Q4 of last year.

Cash Flow: Operating cash flow was $8.0 million compared to negative operating cash flow of $15.7 million in Q4 of last year.

Cash and cash equivalents were $701.7 million as of February 1, 2019.

Full Year Fiscal 2019 Financial Results
Revenue: Subscription revenue was $400.9 million, an increase of 55% year over year. Total revenue was $657.5 million, an increase of 29% year over year.

Operating Loss: GAAP operating loss was $146.8 million, or 22% of total revenue, compared to a loss of $168.3 million in FY18. Non-GAAP operating loss was $71.3 million, or 11% of total revenue, compared to a loss of $128.5 million in FY18.

Net Loss: GAAP net loss was $141.9 million, compared to a loss of $163.5 million in FY18. GAAP net loss per share was $0.64, compared to a loss of $2.38 in FY18. Non-GAAP net loss was $69.6 million, compared to a loss of $123.7 million in FY18. Non-GAAP net loss per share was $0.28, compared to a loss of $0.57 in FY18.

Cash Flow: Operating cash flow was negative $5.4 million compared to operating cash flow of negative $116.5 million for FY18.

Recent Business Highlights

•	Subscription customers grew 18% year over year to 377 in Q4

•	Dollar-based net expansion rate was 149%

•
Released new features to Pivotal Cloud Foundry to help enterprises achieve meaningful business outcomes through the continuous delivery of high-quality software and simplification of operations including:

◦	Pivotal Application Service 2.4 added several new capabilities, including rolling application deployments to give developers more control over how application code is deployed

◦	Pivotal Container Service 1.3 delivered the latest stable release of Kubernetes, production support for running on Microsoft Azure, and improvements to networking and availability

◦	The alpha version of Pivotal Function Service offered customers Kubernetes-based, multi-cloud, event-driven functions

•	Named one of CRN’s 20 Coolest Cloud Platform Vendors of the 2019 Cloud 100

Financial Outlook
For the first quarter of fiscal 2020, Pivotal currently expects:

•	Subscription revenue of $124.5 to $125.5 million

•	Total revenue of $183 to $185 million

•	Non-GAAP loss from operations of $13.5 to $12.5 million

•	Non-GAAP net loss per share of 6¢ to 5¢, assuming weighted average shares outstanding of approximately 267 million

For the full fiscal year 2020, Pivotal currently expects:

•	Subscription revenue of $542 to $547 million

•	Total revenue of $798 to $806 million

•	Non-GAAP loss from operations of $38 to $36 million

•	Non-GAAP net loss per share of 15¢ to 13¢, assuming weighted average shares outstanding of approximately 272 million

Pivotal has not reconciled these forward-looking non-GAAP measures to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information
Pivotal will host a conference call at 2:00pm PDT (5:00pm EDT) today to discuss our financial results. A live audio webcast of the conference call will be accessible on Pivotal’s investor relations web page at https://pivotal.io/investors. A replay of the webcast will be available following the conference call.

About Pivotal
Pivotal combines our cloud-native platform, developer tools, and unique methodology to help the world’s largest companies transform the way they build and run their most important applications. Our technology is used by Global 2000 companies to achieve strategic advantages in software development and IT operations. Learn more at pivotal.io.

Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Key Metric Definitions
Subscription Customers: Pivotal defines the number of subscription customers as the organizations that have a subscription contract for Pivotal’s software resulting in at least $50,000 of annual revenue in that period.

Dollar-Based Net Expansion Rate: Pivotal’s dollar-based net expansion rate compares its subscription revenue from a common group of customers across comparable periods. Pivotal calculates its dollar-based net expansion rate for all periods on a trailing four-quarter basis.

Forward-Looking Statements

This press release contains statements relating to Pivotal’s expectations, projections, beliefs, and prospects (including statements regarding fueling innovation by investing in R&D and Pivotal’s financial outlook), which are "forward-looking statements” within the meaning of the federal securities laws and by their nature are uncertain. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) Pivotal’s limited operating history as an independent company, which makes it difficult to evaluate Pivotal’s prospects; (ii) the substantial losses Pivotal has incurred and the risks of not being able to generate sufficient revenue to achieve and sustain profitability; (iii) Pivotal’s future success depending in large part on the growth of Pivotal’s target markets; (iv) Pivotal’s future growth depending largely on Pivotal Cloud Foundry and Pivotal’s platform-related services; (v) Pivotal’s subscription revenue growth rate not being indicative of Pivotal’s future performance or ability to grow;(vi) Pivotal’s business and prospects being harmed if customers do not renew their subscriptions or expand their use of Pivotal’s platform;(vii) any failure by Pivotal to compete effectively; (viii) Pivotal’s long and unpredictable sales cycles that vary seasonally and which can cause significant variation in the number and size of transactions that can close in a particular quarter; (ix) Pivotal’s lack of control of and inability to predict the future course of open-source technologies, including those used in Pivotal Cloud Foundry; and (x) any security or privacy breaches. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the U.S.Securities and Exchange Commission (SEC). Additional information will be made available in Pivotal’s annual report on Form 10-K and other future reports that Pivotal may file with the SEC, which could cause actual results to vary from expectations. Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Pivotal Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts); (unaudited)

	Three Months Ended		Fiscal Year Ended
	February 1, 2019	February 2, 2018	February 1, 2019	February 2, 2018
Revenue:
Subscription	$112,476	$74,979	$400,866	$259,018
Services	56,732	58,265	256,628	250,418
Total revenue	169,208	133,244	657,494	509,436
Cost of revenue:
Subscription	8,095	7,729	32,142	30,472
Services	51,103	49,786	208,573	197,922
Total cost of revenue	59,198	57,515	240,715	228,394
Gross profit	110,010	75,729	416,779	281,042
Operating expenses:
Sales and marketing	76,077	61,860	286,385	221,187
Research and development	53,097	41,036	196,406	160,947
General and administrative	22,823	18,022	80,802	67,204
Total operating expenses	151,997	120,918	563,593	449,338
Loss from operations	(41,987)	(45,189)	(146,814)	(168,296)
Other income (expense), net	3,074	1,615	5,486	2,145
Loss before provision for (benefit from) income taxes	(38,913)	(43,574)	(141,328)	(166,151)
Provision for (benefit from) income taxes	21	(6,255)	570	(2,637)
Net loss	(38,934)	(37,319)	(141,898)	(163,514)
Less: Net loss (income) attributable to non-controlling interest	3	83	(5)	(1)
Net loss attributable to Pivotal	$(38,931)	$(37,236)	$(141,903)	$(163,515)
Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.54)	$(0.64)	$(2.38)
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	263,381	69,260	221,149	68,574

Pivotal Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands); (unaudited)

	February 1, 2019	February 2, 2018
Assets	\
Current assets:
Cash and cash equivalents	$701,733	$73,012
Accounts receivable, less allowance for doubtful accounts of $4,266 and $3,264 as of February 1, 2019 and February 2, 2018, respectively	308,492	210,677
Due from Parent	951	31,096
Deferred sales commissions, current	39,572	38,937
Other assets, current	16,738	13,012
Total current assets	1,067,486	366,734
Property, plant and equipment, net	27,879	31,985
Intangible assets, net	18,680	26,651
Goodwill	696,226	696,226
Deferred income taxes	258	463
Deferred sales commissions, noncurrent	35,522	24,890
Other assets, noncurrent	4,417	6,448
Total assets	$1,850,468	$1,153,397
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$18,421	$17,214
Due to Parent	20,241	15,451
Accrued expenses	64,723	64,251
Income taxes payable	1,232	1,748
Deferred revenue, current	376,985	260,341
Other liabilities, current	4,373	1,109
Total current liabilities	485,975	360,114
Deferred revenue, noncurrent	89,603	57,126
Deferred income taxes	—	427
Debt, noncurrent	—	20,000
Other liabilities, noncurrent	9,412	7,931
Total liabilities	584,990	445,598
Redeemable convertible preferred stock	—	1,248,327
Stockholders’ equity (deficit):
Class A common stock	901	43
Class B common stock	1,755	650
Additional paid-in capital	2,540,921	595,113
Accumulated deficit	(1,284,503)	(1,142,600)
Accumulated other comprehensive income	5,687	5,554
Total Pivotal stockholders’ equity (deficit)	1,264,761	(541,240)
Non-controlling interest	717	712
Total stockholders’ equity (deficit)	1,265,478	(540,528)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$1,850,468	$1,153,397

Pivotal Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands); (unaudited)

	Three Months Ended		Fiscal Year Ended
	February 1, 2019	February 2, 2018	February 1, 2019	February 2, 2018
Cash flows from operating activities:
Net loss	$(38,934)	$(37,319)	$(141,898)	$(163,514)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,334	5,505	18,158	22,237
Stock-based compensation expense	19,800	8,695	69,033	28,629
Provision for doubtful accounts	(257)	529	2,104	609
Deferred income taxes	(3)	(7,284)	(150)	(6,969)
Gain on sale of investment	—	—	(3,234)	—
Other	(21)	328	1,470	1,178
Changes in assets and liabilities:
Accounts receivable	(143,755)	(80,338)	(99,860)	(66,136)
Due from Parent	508	(438)	545	(1,096)
Deferred sales commissions	(17,965)	(14,166)	(11,268)	(10,360)
Other assets	192	2,989	(2,566)	2,647
Accounts payable	3,398	(1,305)	1,357	12,636
Due to Parent	9,247	(960)	5,910	(34,984)
Deferred revenue	159,533	89,960	149,344	74,360
Accrued expenses	17,654	17,539	1,468	21,549
Other liabilities	(5,738)	542	4,232	2,723
Net cash provided by (used in) operating activities	7,993	(15,723)	(5,355)	(116,491)
Cash flows from investing activities:
Additions to property, plant and equipment	(2,482)	(1,828)	(9,411)	(12,877)
Proceeds from sale of investment	—	—	3,234	—
Net cash used in investing activities	(2,482)	(1,828)	(6,177)	(12,877)
Cash flows from financing activities:
Proceeds from the initial public offering, net of issuance costs paid	(253)	—	544,421	—
Proceeds from the issuance of common stock	19,584	3,207	61,436	9,757
Proceeds from employee stock plans	9,371	—	9,371	—
Contribution from Dell	3,009	17,074	44,286	42,874
Borrowings on credit facility, net of debt issuance costs	—	19,670	15,000	18,815
Repayments on credit facility	—	—	(35,000)	—
Net cash provided by financing activities	31,711	39,951	639,514	71,446
Effect of exchange rate changes on cash and cash equivalents	(293)	(1,617)	739	(2,939)
Net increase (decrease) in cash and cash equivalents	36,929	20,783	628,721	(60,861)
Cash and cash equivalents at beginning of period	664,804	52,229	73,012	133,873
Cash and cash equivalents at end of period	$701,733	$73,012	$701,733	$73,012

Pivotal Software, Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except percentages and per share amounts); (unaudited)

	Three Months Ended February 1, 2019
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$8,095	$(427)	$(234)	$—	$7,434
Subscription gross margin	92.8%	0.4%	0.2%	—%	93.4%
Cost of services revenue	51,103	(4,237)	—	—	46,866
Services gross margin	9.9%	7.5%	—%	—%	17.4%
Gross profit	110,010	4,664	234	—	114,908
Gross margin	65.0%	2.8%	0.1%	—%	67.9%
Sales and marketing	76,077	(5,969)	(832)	—	69,276
Research and development	53,097	(5,726)	—	—	47,371
General and administrative	22,823	(3,441)	(371)	—	19,011
Total operating expenses	151,997	(15,136)	(1,203)	—	135,658
Loss from operations	(41,987)	19,800	1,437	—	(20,750)
Operating margin	(24.8)%	11.7%	0.8%	—%	(12.3)%
Other income (expense), net	3,074	—		—	3,074
Net loss attributable to Pivotal	$(38,931)	$19,800	$1,437	$—	$(17,694)
Net loss per share, basic and diluted (1)	$(0.15)				$(0.07)

(1) GAAP and Non-GAAP net loss per common share calculated based upon 263,381 basic and diluted weighted average shares outstanding of common stock.

	Three Months Ended February 2, 2018
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$7,729	$(178)	$(977)	$—	$6,574
Subscription gross margin	89.7%	0.2%	1.3%	—%	91.2%
Cost of services revenue	49,786	(1,988)	—	—	47,798
Services gross margin	14.6%	3.4%	—%	—%	18.0%
Gross profit	75,729	2,166	977	—	78,872
Gross margin	56.8%	1.6%	0.7%	—%	59.2%
Sales and marketing	61,860	(2,693)	(1,110)	—	58,057
Research and development	41,036	(2,394)	—	—	38,642
General and administrative	18,022	(1,442)	(368)	—	16,212
Total operating expenses	120,918	(6,529)	(1,478)	—	112,911
Loss from operations	(45,189)	8,695	2,455	—	(34,039)
Operating margin	(33.9)%	6.5%	1.8%	—%	(25.5)%
Other income (expense), net	1,615	—	—	—	1,615
Net loss attributable to Pivotal	$(37,236)	$8,695	$2,455	$—	$(26,086)
Net loss per share, basic and diluted (1)	$(0.54)				$(0.12)

(1) GAAP net loss per common share calculated based upon 69,260 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 217,139 basic and diluted weighted average shares outstanding of common stock.

	Fiscal Year Ended February 1, 2019
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$32,142	$(1,469)	$(1,439)	$—	$29,234
Subscription gross margin	92.0%	0.4%	0.4%	—%	92.7%
Cost of services revenue	208,573	(14,962)	—	—	193,611
Services gross margin	18.7%	5.8%	—%	—%	24.6%
Gross profit	416,779	16,431	1,439	—	434,649
Gross margin	63.4%	2.5%	0.2%	—%	66.1%
Sales and marketing	286,385	(21,082)	(3,557)	—	261,746
Research and development	196,406	(19,497)	—	—	176,909
General and administrative	80,802	(12,023)	(1,521)	—	67,258
Total operating expenses	563,593	(52,602)	(5,078)	—	505,913
Loss from operations	(146,814)	69,033	6,517	—	(71,264)
Operating margin	(22.3)%	10.5%	1.0%	—%	(10.8)%
Other income (expense), net	5,486	—	—	(3,234)	2,252
Net loss attributable to Pivotal	$(141,903)	$69,033	$6,517	$(3,234)	$(69,587)
Net loss per share, basic and diluted (1)	$(0.64)				$(0.28)

(1) GAAP net loss per common share calculated based upon 221,149 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 250,806 basic and diluted weighted average shares outstanding of common stock.

	Fiscal Year Ended February 2, 2018
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$30,472	$(520)	$(4,913)	$—	$25,039
Subscription gross margin	88.2%	0.2%	1.9%	—%	90.3%
Cost of services revenue	197,922	(6,548)	—	—	191,374
Services gross margin	21.0%	2.6%	—%	—%	23.6%
Gross profit	281,042	7,068	4,913	—	293,023
Gross margin	55.2%	1.4%	1.0%	—%	57.5%
Sales and marketing	221,187	(8,619)	(4,811)	—	207,757
Research and development	160,947	(7,833)	—	—	153,114
General and administrative	67,204	(5,109)	(1,437)	—	60,658
Total operating expenses	449,338	(21,561)	(6,248)	—	421,529
Loss from operations	(168,296)	28,629	11,161	—	(128,506)
Operating margin	(33.0)%	5.6%	2.2%	—%	(25.2)%
Other income (expense), net	2,145	—	—	—	2,145
Net loss attributable to Pivotal	$(163,515)	$28,629	$11,161	$—	$(123,725)
Net loss per share, basic and diluted (1)	$(2.38)				$(0.57)

(1) GAAP net loss per common share calculated based upon 68,574 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 216,453 basic and diluted weighted average shares outstanding of common stock.

Pivotal Software, Inc.
GAAP to Non-GAAP Weighted Average Shares Outstanding Reconciliation
(in thousands); (unaudited)

	Three Months Ended		Twelve Months Ended
	February 1, 2019	February 2, 2018	February 1, 2019	February 2, 2018
GAAP weighted average shares outstanding, basic and diluted	263,381	69,260	221,149	68,574
Assumed preferred stock conversion	—	147,879	29,657	147,879
Non-GAAP weighted average shares outstanding, basic and diluted	263,381	217,139	250,806	216,453

About Non-GAAP Financial Measures

To supplement Pivotal’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Pivotal provides investors with certain non-GAAP financial measures, including but not limited to: non-GAAP cost of subscription, non-GAAP cost of services, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP weighted average shares outstanding. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of acquired intangibles and gain on sale of investment. For more information on the comparable GAAP to non-GAAP financial measures, please see the reconciliation table included with this release.

Management believes non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. Management also believes that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Pivotal to other companies some of which use similar non-GAAP financial measures to supplement their GAAP results. Management believes non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies.

Pivotal excludes stock-based compensation because it is non-cash in nature and excludes it in order to facilitate comparisons to other companies’ results. Pivotal excludes amortization of acquired intangibles because it is consistent with how management evaluates operating results and prepares financial plans and forecasts. While the purchase accounting for an acquisition reflects the accounting value assigned to intangible assets, management believes the GAAP impact of acquired intangible assets is not representative of long term operating results. Pivotal excludes gains/losses on sales of strategic investments because management believes these are more reflective of discrete events and less reflective of results in a particular period.

Source: Pivotal Investor Relations

Pivotal Software
Investor Contact:
Helyn Corcos
hcorcos@pivotal.io

or

Media Contact:
Joseph Roualdes
jroualdes@pivotal.io

©2019 Pivotal Software, Inc. All rights reserved. Pivotal is a trademark and/or registered trademark of Pivotal Software, Inc. in the United States and/or other countries.